                                 EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT

 Name                                                  Jurisdiction        D/B/A
 ----                                                  ------------        -----
 Fuisz International Holdings Limited                  Ireland             Fuisz International Holdings
                                                                           Limited

 Fuisz International Limited                           Ireland             Fuisz International Limited

 Fuisz International Bermuda Limited                   Bermuda             Fuisz International Bermuda
                                                                           Limited

 Fuisz Ireland Limited                                 Ireland             Fuisz Ireland Limited

 Fuisz Technologies (Ireland) Limited                  Ireland             Fuisz Technologies (Ireland)
                                                                           Limited

 Laboratoires Murat                                    France              Laboratoires Murat

 Pangea Ltd.                                           United States       Pangea Ltd.

 Clonmel Healthcare Limited                            Ireland             Clonmel Healthcare Limited

 Istoria Farmaceutici                                  Italy               Istoria Farmaceutici

 Dr. Rentschler GmbH & Co. Medizin KG                  Germany             Dr. Rentschler GmbH & Co.
                                                                           Medizin KG